EXHIBIT 23.3



LABONTE & CO.                                    1205 - 1095 WEST PENDER STREET
-------------------------------------------      VANCOUVER, BC  CANADA
C H A R T E R E D  A C C O U N T A N T S         V6E 2M6
-------------------------------------------      TELEPHONE      (604) 682-2778
                                                 FACSIMILE      (604) 689-2778
                                                 EMAIL         RJL@LABONTECO.COM




August 9, 2002



U.S. SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
450 Fifthe St. N.W.
Washington  DC  20549


RE: FII INTERNATIONAL INC. - FORM SB-2 REGISTRATION STATEMENT

Dear Sirs:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated August 9, 2002, of the following:

o Our report to the Board of Directors and Stockholders of FII International Inc. dated July 8, 2002 on the financial statements of the Company as at June 30, 2002 and for the period from May 3, 2002 (inception) to June 30, 2002.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,


"LaBonte & Co."


LABONTE & CO.
CHARTERED ACCOUNTANTS